================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                             ANNIE'S HOMEGROWN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:
________________________________________________________________________________
          3)   Filing Party:
________________________________________________________________________________
          4)   Date Filed:
________________________________________________________________________________

SEC 1913 (3-99)
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

                        ---------------------------------

                             ANNIE'S HOMEGROWN INC.
                                 395 MAIN STREET
                         WAKEFIELD, MASSACHUSETTS 01880
                                 (781) 224-1172

                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 13, 2000

         Notice is hereby given that an Annual Meeting of Stockholders of Annie's Homegrown Inc., a Delaware corporation ("Annie's"), will be held on Monday, November 13, 2000, at 10:00 a.m. (Eastern Standard Time) at the offices of Kirkpatrick & Lockhart LLP, 75 State Street, Sixth Floor, Boston, Massachusetts 02109, for the following purposes:

         1. To elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified; and

         2. To approve the appointment of KPMG LLP as Annie's independent public accountants for the fiscal year ending March 31, 2001.

         The stockholders will also consider and act upon any other business that may properly come before the Annual Meeting.

         Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the Annual Meeting.

         Only holders of record of Annie's Series A Convertible Preferred Stock, $2.00 par value per share, and Common Stock, $0.001 par value per share, at the close of business on September 29, 2000 will be entitled to vote at the Annual Meeting and any adjournments thereof.

         Stockholders are requested to complete, sign, date, and return the enclosed proxy card in the enclosed envelope. Alternatively, stockholders may grant a proxy by following the telephone or Internet instructions set forth on the face of the proxy card.



                          By Order of the Board of Directors


                          Paul B. Nardone, President and Chief Executive Officer



Wakefield, Massachusetts
October 10, 2000

                        ---------------------------------

                             ANNIE'S HOMEGROWN INC.
                                 395 MAIN STREET
                         WAKEFIELD, MASSACHUSETTS 01880
                                 (781) 224-1172

                        ---------------------------------

                                 PROXY STATEMENT

                        ---------------------------------


     Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of Annie's Homegrown Inc., a Delaware corporation ("Annie's"), for use at a Annual Meeting of Stockholders of Annie's to be held at 10:00 a.m. (Eastern Standard Time) on Monday, November 13, 2000, at the offices of Kirkpatrick & Lockhart LLP, 75 State Street, Sixth Floor, Boston, Massachusetts 02109, and any adjournments thereof (the "Meeting"). This proxy is dated October 10, 2000.

     Only holders of record as of the close of business on September 29, 2000 (the "Record Date"), of Annie's Common Stock, $0.001 par value per share (the "Common Stock") and Series A Convertible Preferred Stock, $2.00 par value per share (the "Preferred Stock"), will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, 4,709,768 shares of Common Stock and 1,000,000 shares of Preferred Stock were issued and outstanding. Holders of Common Stock and Preferred Stock are entitled to one vote per share held by them, and holders of Common Stock and Preferred Stock vote together as a class on all matters. Stockholders may vote in person or by proxy. Granting a proxy does not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by
(i) filing a later-dated proxy or a written notice of revocation with Annie's Secretary at the address set forth above at any time before the original proxy is exercised, or (ii) voting in person at the Meeting.

     The persons named as attorneys in the proxy are Mr. Paul B. Nardone and Mr. Neil Raiff. Mr. Nardone is the President and Chief Executive Officer of Annie's and is also a member of Annie's Board of Directors. Mr. Raiff is the Chief Financial Officer, Treasurer and Secretary of Annie's. Mr. Nardone and/or Mr. Raiff will vote all shares represented by properly executed proxies returned in time to be counted at the Meeting, as described below under "Voting Procedures." Any stockholder granting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors. Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, including the election of directors, the shares represented by the proxy will be voted in accordance with those voting specifications. Shares represented by proxy will be voted FOR each proposal identified on the Notice of the Annual Meeting if no voting instructions are indicated.

     The stockholders will consider and vote upon proposals (i) to elect seven directors to serve until the next Annual Meeting of Stockholders, and (ii) to approve the appointment of KPMG LLP as Annie's independent public accountants for fiscal year 2001. Stockholders will also consider and act upon such other business as may properly come before the Meeting.

     Annie's Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may properly be taken, including any proposal to adjourn the Meeting, Mr. Nardone and/or Mr. Raiff will vote shares represented by all proxies received by the Board of Directors in accordance with their judgment.

     An Annual Report to the Stockholders, containing financial statements for the fiscal years ended March 31, 1999 and 2000, has been furnished to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders on or about October 10, 2000.

                                VOTING PROCEDURES

     The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock and Preferred Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld for any nominee for director, or which contain one or more abstentions, are counted as present for purposes of determining the presence or absence of a quorum for the Meeting.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting as specified in such proxies.

     Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. The seven nominees receiving the highest number of affirmative votes of the shares present or represented at the Meeting and voting on the election of directors will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee's achievement of a plurality. Votes at the Meeting will be tabulated by one or more independent inspectors of elections appointed by Annie's.

     For all other matters being submitted to stockholders at the Meeting, the affirmative vote of the majority of shares present (in person or represented by proxy) and voting on that matter is required for approval. Shares voted to abstain, since they are not affirmative votes for the matter, will have the same effect as votes against those matters.

           SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of June 30, 2000, certain information regarding the ownership of Annie's voting securities by (i) each person who, to the knowledge of Annie's, beneficially owned more than 5% of Annie's voting securities outstanding on such date, (ii) each director (or nominee for director) of Annie's, (iii) each Named Executive Officer (as defined below under "Compensation and Other Information Concerning Directors and Officers--Executive Compensation"), and (iv) all directors (and nominees for director) and executive officers as a group.

                                         AMOUNT AND             PERCENT OF
                                    NATURE OF BENEFICIAL   COMMON STOCK ON AN AS
NAME AND ADDRESS (1)                  OWNERSHIP (2)(3)       CONVERTED BASIS (4)
--------------------                  ----------------       -------------------
Homegrown Natural Foods, Inc. (5)         3,577,691                62.66%
854 "A" Street
Davis, CA 94952

Ann E. Withey (6)
c/o Annie's Homegrown Inc.                1,547,251                27.09%
395 Main Street
Wakefield, Massachusetts  01880

Paul Nardone (7)                             21,473                     *

Neil Raiff (8)                               61,698                 1.07%

Ronald L. Cheney (9)                         62,238                 1.09%

Ellen Ambrose (10)                            7,500                     *

Richard Lemon                                     0                     -

Michael Moone                                     0                     -

John Foraker (11)                         3,577,691                62.66%

Andrew M. Martin (12)                     1,536,400                26.90%
Tauroa Station, Matangi Rd
Havelock, North
New Zealand

All directors and executive officers      4,519,142                78.48%
as a group (8 persons) (13)

------------------
 *   Less than 1% of total voting securities.
(1)  Addresses are provided only for 5% or more beneficial owners.
(2) Except as otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares shown as owned, based on information provided to Annie's by the persons or entities named in the table.
(3) Shares of Common Stock subject to stock options exercisable within 60 days of June 30, 2000 are deemed outstanding for computing the percentage of the person or group holding such securities.
(4) Percentage of beneficial ownership is calculated on the basis of the amount of outstanding securities (Common and Preferred Stock) at June 30, 2000, (5,709,768), plus, for each person or group, any securities that such person or group has the right to acquire within 60 days pursuant to stock options or other rights.
(5) Includes all stock subject to an Irrevocable Proxy Agreement that Mr. Andrew Martin (1,536,400 shares) and Ms. Ann Withey (788,542 shares) granted to Homegrown Holdings Corp., now known as Homegrown Natural Foods, Inc., in conjunction with the Homegrown Natural Foods, Inc. Stock Collar Agreement, dated December 2, 1999 (described below). Homegrown Natural Foods, Inc. has full power and authority to vote the shares subject to the Irrevocable Proxy on behalf of Mr. Martin and Ms. Withey. The Irrevocable Proxy Agreement expires December 1, 2009. Mr. Foraker, chairman of Annie's Board of Directors, is also the Chief Executive Officer of Homegrown Natural Foods, Inc.
(6) All Ms. Withey's Common Stock is subject to Irrevocable Stock Transfer Instructions, dated July 27, 1995, described below. Certain loans by Annie's to Ms. Withey are secured by the Common Stock received upon exercise of certain option grants (described below). 788,542 shares of Ms. Withey's Common Stock are subject to a Stock Collar Agreement and Irrevocable Proxy with Homegrown Natural Foods, Inc.
(7) Includes the vested portion (21,473 shares) of a non-qualified stock option to purchase 107,366 shares of Annie's Common Stock under the 1996 Stock Plan at an exercise price of $0.01. Since the option is not vested, this number does not include an incentive stock option to purchase 237,500 shares of Annie's Common Stock under the 1999 Omnibus Stock Option Plan, with accelerated vesting upon the achievement of certain performance milestones, authorized by the Compensation Committee on July 7, 1999.
(8) Includes the vested portion (9,475 shares) of a non-qualified stock option to purchase 47,368 shares of Annie's Common Stock under the 1996 Stock Plan at an exercise price of $0.01 per share. Since the option is not vested, this number does not include an incentive stock option to purchase 118,750 shares of Annie's Common Stock, under the 1999 Omnibus Stock Option Plan, with accelerated vesting based upon the achievement of certain performance milestones, authorized by the Compensation Committee on July 7, 1999.
(9) Includes 10,000 shares of Common Stock issuable upon exercise of certain options granted pursuant to Annie's Non-Employees Directors' Stock Option Plan.
(10) Includes 7,500 shares of Common Stock issuable upon exercise of certain options granted pursuant to Annie's Non-Employees Directors' Stock Option Plan.
(11) Includes 3,577,691 shares, which are either held by Homegrown Natural Foods, Inc. or over which Homegrown Natural Foods, Inc. has voting control pursuant to the Irrevocable Proxy Agreements described above. Mr. Foraker is the Chief Executive Officer of Homegrown Natural Foods, Inc., and is a member of Annie's Board of Directors.
(12) All of Mr. Martin's shares are subject to Irrevocable Stock Transfer Instructions, dated July 27, 1995, described below. All of Mr. Martin's shares are subject to a Stock Collar Agreement and Irrevocable Proxy with Homegrown Natural Foods, Inc., dated December 2, 1999.
(13) Includes 48,448 shares of Common Stock issuable upon exercise of certain options granted to directors and executive officers pursuant to Annie's various Stock Option Plans.

     In July 1995, Annie's co-founders, Ms. Ann Withey and Mr. Andrew Martin, each delivered to Annie's stock transfer agent certificates for 750,000 of their shares of Annie's Common Stock. With those certificates, the co-founders also delivered Irrevocable Stock Transfer Instructions which provide that no transfer of those shares may be made until the sixth anniversary of the date of those Irrevocable Stock Transfer Instructions, July 27, 1995. On the sixth, seventh, eighth and ninth anniversaries of that date, 25% of each of their shares will become freely transferable. All of the shares may also become transferable upon certification by Annie's Chief Financial Officer that any of the following has been achieved: (i) for two consecutive fiscal years Annie's has minimum annual earnings equal to $0.30 per share; (ii) for five consecutive fiscal years, Annie's has an average minimum annual earnings of $0.30 per share; or (iii) Annie's shares have traded on a United States stock exchange at a price at least equal to $10.50 (adjusted for stock splits, stock dividends and recapitalizations) for at least 90 consecutive trading days. In addition, pursuant to an addendum to the Irrevocable Stock Transfer Instructions, none of the co-founders' other shares of Annie's Common Stock may be transferred until any of the above conditions has been achieved, except that each co-founder may transfer a number of those other shares that, within any three-month period, would equal 1% of Annie's Common Stock then outstanding.

     The shares subject to the Irrevocable Stock Transfer Instructions may be transferred upon death or by gift to family members, provided that the shares remain subject to the restrictions described above. The shares subject to the Irrevocable Stock Transfer Instructions do not have any right, title, interest or participation in the assets of Annie's in the event of a dissolution, liquidation, reorganization or any other transaction or proceeding which results in a distribution of the assets of Annie's until the holders of all shares not covered by the Irrevocable Stock Transfer Instructions have received an amount equal to the public offering price. The shares subject to the Irrevocable Stock Transfer Instructions continue to have all voting rights to which those shares are entitled. Annie's will withhold any dividends on Ms. Withey's and Mr. Martin's shares and will pay those dividends to Ms. Withey and Mr. Martin only as their shares become free for transfer.

     On December 2, 1999, Homegrown Holdings Corp., now known as Homegrown Natural Foods, Inc., purchased 1,000,000 of Annie's Series A Preferred Stock and entered into stock collar agreements with Mr. Martin and Ms. Withey. Those agreements provide Homegrown Natural Foods, Inc. with a stock collar on certain shares of Annie's Common Stock owned by Ms. Withey and all of the Annie's Common Stock owned by Mr. Martin. Specifically, Homegrown Natural Foods, Inc. was granted an option to purchase 1,677,691 shares of Annie's Common Stock held by Mr. Martin and 900,000 shares of Annie's Common Stock held by Ms. Withey, each exercisable as quickly as those shares are released from the Irrevocable Stock Transfer Instructions, and with an exercise price of $2.00 per share. In addition, Mr. Martin was granted an option to sell that stock to Homegrown Natural Foods, Inc. at $1.92 per share on 1,677,691 shares of Annie's Common Stock held by him, exercisable fifteen days after Homegrown Natural Foods, Inc.'s call option is exercisable. Ms. Withey was granted an option to sell Annie's shares to Homegrown Natural Foods, Inc. for $1.92 per share on 900,000 shares of Annie's Common Stock held by her, exercisable fifteen days after Homegrown Natural Foods Corp.'s call option is exercisable.

     Mr. Martin's and Ms. Withey have provided Homegrown Natural Foods, Inc. with an Irrevocable Proxy to vote their shares of Annie's Common Stock subject to the Stock Collar Agreement. Pursuant to the Irrevocable Proxy Agreement, Homegrown Natural Foods, Inc. has full power and authority to vote Mr. Martin's shares of

Annie's Common Stock and 852,903 of Ms. Withey's shares of Annie's Common Stock for a 10-year period ending December 1, 2009. As a result of these transactions, Homegrown Natural Foods, Inc. acquired control of Annie's on December 2, 1999.


                              ELECTION OF DIRECTORS
                                 (PROXY ITEM 1)

     Annie's bylaws provide that its Board of Directors will consist of not fewer than three nor more than 10 members. The Board of Directors has fixed the number of directors for Annie's at seven, currently. The Board of Directors may appoint directors to fill vacancies in the event that one or more directors leave the Board of Directors.

     A plurality of the votes cast by the holders of Common Stock present or represented by proxy and entitled to vote at the Meeting is required for the election of a nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

     Annie's Board of Directors has nominated the following persons for election as directors of Annie's at the Meeting. All nominees are currently members of Annie's Board of Directors. The nominees and the year they first joined the Board of Directors are:
                                    YEAR FIRST
NOMINEE                AGE         JOINED BOARD         CURRENT POSITION(S)
-------                ---         ------------         -------------------
JOHN FORAKER            37             1999            Chairman of the Board

ANN E. WITHEY           36             1989           Inspirational President
                                                            and Director

PAUL B. NARDONE         31             1999          President, Chief Executive
                                                        Officer and Director

RONALD L. CHENEY        63             1998                   Director

ELLEN AMBROSE           46             1999                   Director

RICHARD LEMON           52             1999                   Director

MICHAEL MOONE           60             1999                   Director



BACKGROUND OF NOMINEES FOR THE BOARD OF DIRECTORS AND CERTAIN KEY OFFICERS

JOHN FORAKER, 37, founded Homegrown Holdings Corp., now known as Homegrown Natural Foods, Inc., in 1999 as an investment vehicle for the natural food industry, and subsequently negotiated its first investment in Annie's. Mr. Foraker is currently the Chairman of Annie's Board of Directors. Mr. Foraker has served as President & CEO of Napa Valley Kitchens, marketer of CONSORZIO(R)brand specialty food products, since 1995. In 1997, Mr. Foraker founded Clio Groves, the leading domestic producer and marketer of California olive oil products. From 1987 through 1991, Mr. Foraker was Vice President for Bank of America NT & SA, in Santa Rosa, California, where he was responsible for a significant portion of that Bank's wine industry portfolio. Mr. Foraker is on the board of Napa Valley Kitchens, Spottswoods Winery, and Clio Groves.

ANN E. WITHEY, 36, co-founded Annie's in 1989 and is currently a director and Annie's Inspirational President. Ms. Withey has served as a director of Annie's since 1989. Ms. Withey's responsibilities include new product development and consumer correspondence and relations. Ms. Withey was a co-founder of Smartfood, Inc. and creator of the original recipe for Smartfood(R)popcorn. Smartfood Inc. was sold to Frito-Lay, Inc. in 1989. Ms. Withey and her husband currently own and operate a small organic produce farm in Connecticut. Ms. Withey actively supports a variety of programs that benefit women, children, education and the environment. Ms. Withey holds a B.A. degree from the University of Connecticut.

PAUL B. NARDONE, 31, is currently Annie's President and Chief Executive Officer. In July 1999, Mr. Nardone was elected to Annie's Board of Directors. Mr. Nardone is responsible for managing Annie's strategic plan. In 1988, Mr. Nardone founded the Olde Boston(R)brand. In 1990, Mr. Nardone founded New England Snacks, Inc., a regional snack food distributorship. In March, 1992, New England Snacks, Inc. was sold to Alternative Distributors where Mr. Nardone served as Vice President of sales until joining Annie's in 1993. Mr. Nardone holds a B.A. degree in Political Science from Tufts University.

RONALD L. CHENEY, 63, has been a director of Annie's since 1998. He is a co-principal of an unregistered investment fund. He retired from the practice of law in 1996. Prior to his retirement, Mr. Cheney worked for the last ten years as a sole practitioner in the area of securities law. Mr. Cheney has been a panelist at discussions on securities litigation, lectured in law school and published articles on securities law. Mr. Cheney holds a B.A. degree from Yale University and his LL.B. from Harvard Law School.

ELLEN AMBROSE, 46, is a principal and consultant for Brand Insights, a marketing consulting company for the packaged foods industry. Ms. Ambrose is also a director of Napa Valley Kitchens. Ms. Ambrose was Vice President & General Manager for Nestle Beverage Company, with responsibility for the ready-to-drink coffee, ground coffee, and powdered beverages divisions. Before joining Nestle, Ms. Ambrose was a principal in Marketing Corporation of America, a strategic marketing firm handling clients such as Frito-Lay, Kraft, General Foods, and Pepperidge Farms. She also served as a director for Beatrice/Hunt Wesson's Fisher nuts division, and as Group Marketing Manager for the Orville Redenbacher division.

RICHARD LEMON, 52, has practiced law for 30 years, the last 20 being with the Napa, California law firm of Dickenson, Peatman, & Fogarty. He devotes his practice primarily to the food and wine industries, including mergers and acquisitions, financing and general corporate and real estate work. He founded and is a board member of Napa National Bank. He is President of Temecula Vineyards, Inc., and is a partner in Silverado Partners, a mergers and acquisition consultant to the wine industry.

MICHAEL MOONE, 60, has been Chairman of Napa Valley Kitchens in Napa, California, Chairman of Luna Vineyards in Napa, California and a managing partner of Silverado Equity Partners, LP since 1995. From 1990 to 1992, Mr. Moone served as President and CEO of Stouffer Foods Corporation, where he also served as President of Nestle Frozen Food Company. From 1984 to 1990, Mr. Moone served as President of Wine World Estates, a producer and importer of premium wines. In 1995, Silverado Partners, led by Mr. Moone, completed the purchase of Nestle's wine holdings, which was taken public in 1997 under the name Beringer Wine Estates. Mr. Moone is currently a director of Ruiz Foods.

NEIL RAIFF, 43, is a Certified Public Accountant and has been Annie's Chief Financial Officer and Treasurer since 1989 and our Secretary since December 1999. From 1989 to September 1994, Mr. Raiff served as Chief Financial Officer on a contractual basis. In October 1994, Mr. Raiff became a part-time employee, and in May 1995 he joined Annie's as a full-time employee. Mr. Raiff is responsible for all financial and administrative functions including forecasting and strategic planning, expense control, accounting, and banking and insurance relationships. From 1991 to May 1995, Mr. Raiff was self-employed as a Certified Public Accountant in private practice. Mr. Raiff holds a B.S. in Accountancy from Bentley College in Waltham, Massachusetts.

     OLDE BOSTON(R) is a registered trademark of Olde Boston Snacks, Inc. SMARTFOOD(R) is a registered trademark of Smartfood, Inc. CONSORZIO(R) is a registered trademark of Napa Valley Kitchens, Inc.

                          BOARD AND COMMITTEE MEETINGS

     The Board of Directors met seventeen times during fiscal year 2000. Each of the directors attended at least 75% of the aggregate of (i) the total number of Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the period in which he or she served).

     The Executive Committee was created on July 1, 1999. It is charged with assisting Annie's management with the formulation and implementation of various cost reduction, employee incentive and other management programs and initiatives and other duties as assigned from time to time by the Board of Directors. Currently, the members of the Executive Committee are Ann E. Withey, Ronald L. Cheney, Paul Nardone and John Foraker.

     Annie's does not have a standing Audit or Compensation Committee, as those committees were disbanded on or after December 2, 1999.


      COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

     The Board of Directors has the authority to fix the compensation of the directors. The directors may be paid their expenses and a fixed sum for their attendance at each meeting of the Board or a stated salary as a director, and each may be reimbursed for his or her expenses. Annie's pays no compensation for its directors who are also employees of Annie's. Annie's stock options were granted to the non-employee directors for their services for fiscal year 2000.

     The following table sets forth, for the fiscal years ended March 31, 2000, 1999 and 1998, a summary of compensation awarded to, earned by or paid to Annie's Chief Executive Officer and each of its four other most highly compensated executive officers (the "Named Executive Officers") at March 31, 2000.

                           SUMMARY COMPENSATION TABLE


                                                         SECURITIES
NAME AND                                                 UNDERLYING
PRINCIPAL               FISCAL    SALARY(1)    BONUS(2)    OPTIONS        ALL OTHER
POSITION                 YEAR        ($)         ($)         (#)         COMPENSATION
-------------------------------------------------------------------------------------
PAUL NARDONE(3)(4)       2000     $104,000     $44,044         --               --
President, Chief         1999      109,000      33,852         --               --
Operating Officer        1998       69,500      19,288         --               --

ANN E. WITHEY            2000     $ 84,000          --         --               --
                         1999       94,500          --         --       13,528 (5)
                         1998       73,500          --         --               --

NEIL RAIFF (6)           2000     $ 84,000     $25,962         --               --
Chief Financial          1999      100,500          --         --               --
Officer, Secretary       1998       61,500          --         --               --
and Treasurer

ANDREW M. MARTIN (3)     2000     $ 72,000          --         --               --
                         1999      121,500          --         --       35,949 (7)
                         1998       82,500          --         --       22,278 (7)
------------------

(1) Amounts shown do not include the cost to Annie's of personal benefits, the value of which did not exceed 10% of the aggregate salary and bonus compensation for each Named Executive Officer.
(2) Bonuses for 2000 were earned pursuant to a bonus plan adopted by the Board of Directors in 1999, which required Annie's to achieve certain financial targets for the year ended March 31, 2000.
(3) Mr. Martin served as Annie's Chief Executive Officer until July 1999. The Board of Directors appointed Mr. Nardone Annie's Chief Executive Officer on December 2, 1999. Mr. Martin terminated his employment with Annie's in July 1999, and resigned his position as director on December 2, 1999.
(4) Pursuant to an Employment Agreement between Mr. Nardone and Annie's dated November 26, 1996, Mr. Nardone received a quarterly cash bonus and a fixed number of stock options based on the amount by which Annie's actual performance exceeded budget during the preceding quarter. Mr. Nardone earned, and was owed, stock options to purchase 37,500 shares of Common Stock. On July 7, 1999, the Compensation Committee authorized the issuance of an incentive stock option to Mr. Nardone to purchase 237,500 shares of Annie's Common Stock under Annie's 1999 Omnibus Stock Option Plan, with accelerated vesting based upon the achievement of certain performance incentives. On August 26, 1999, the Compensation Committee authorized the issuance of a non-qualified stock option to Mr. Nardone to purchase 107,366 shares of Annie's Common Stock under Annie's 1996 Stock Plan, at an exercise price of $0.01 per share, in exchange for the following changes to Mr. Nardone's Employment Agreement: (i) surrender of his entitlement to a change of control bonus of 2%; (ii) surrender of his entitlement to incentive stock options to purchase 37,500 shares of Common Stock described above; (iii) reduction of his base salary from $120,000 to $96,000, (iv) surrender of his entitlement to certain cash bonuses based on performance in exchange for his participation in Annie's Bonus Pool Program, described below, and (v) extension of the term of his Employment Agreement to March 31, 2000. In August 2000, Mr. Nardone's Employment Agreement was further extended to March 31, 2001, and his base salary was increased to $125,000 per annum.
(5) Other compensation to Ms. Withey includes the forgiveness of the Stock Option Loan from October 1997. For 2000, Ms. Withey waived her right to forgiveness on her Stock Option Loan from October 1997 and December 1998.
(6) On July 7, 1999, the Compensation Committee authorized the issuance of an incentive stock option to Mr. Raiff to purchase 118,750 shares of Annie's Common Stock under Annie's 1999 Omnibus Stock Option Plan, with accelerated vesting based upon the achievement of certain performance incentives. On August 26, 1999, the Compensation Committee authorized the issuance of a ten-year non-qualified stock option to Mr. Raiff to purchase 47,368 shares of Annie's Common Stock under Annie's 1996 Stock Plan, with an exercise price of $0.01 per share, in exchange for the surrender of his entitlement to change a change of control bonus of 1% granted to him in Annie's Change of Control and Severance Agreement, dated December 21, 1998.
(7) Other compensation to Mr. Martin includes imputed interest on indebtedness to Annie's, the personal portion of rent and telephone expenses paid by Annie's on Mr. Martin's behalf and the forgiveness of the October 1997 Stock Option Loan, described below.

OPTION GRANTS IN LAST FISCAL YEAR

     Stock options were granted to the Named Executive Officers during the 2000 fiscal year. Paul B. Nardone was granted an option to purchase 237,500 shares of Common Stock at an exercise price of $2.00 per share, and an option to purchase 107,366 shares at an exercise price of $.01 per share. Neil Raiff was granted an option to purchase 118,750 shares at an exercise price of $2.00 per share, and an option to purchase 47,368 shares at an exercise price of $.01 per share.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during the fiscal years ended March 31, 2000, 1999 and 1998 and unexercised stock options held as of the end of such years.

                                                               NUMBER OF                VALUE OF
                                                              SECURITIES               UNEXERCISED
                                                              UNDERLYING               IN-THE-MONEY
                                                              UNEXERCISED              OPTIONS AT
                                           SHARES TO BE     OPTIONS AT FY-            FY-END ($) (1)
                                             RECEIVED       END EXERCISABLE/           EXERCISABLE/
NAME                          YEAR         ON EXERCISE       UNEXERCISABLE            UNEXERCISABLE
----                          ----         -----------       -------------            -------------
Paul B. Nardone (2)           2000                --        21,473/323,393           $42,731/$170,927
President and Chief           1999                --                    --                         --
Executive Officer             1998                --                    --                         --

Ann E. Withey                 2000                --                    --                         --
Inspirational                 1999            71,620              15,667/0                      $0/$0
President                     1998            84,552              87,287/0                 $71,262/$0

Neil Raiff                    2000                --         9,475/156,643            $18,855/$75,407
Chief Financial               1999                --                    --                         --
Officer, Secretary            1998                --                    --                         --
and Treasurer

Andrew M. Martin(2)           2000                --                    --                         --
                              1999           101,959              37,302/0                      $0/$0
                              1998            84,552             139,261/0                $101,449/$0
-----------------------

(1) Calculated based on an assumed fair market value of $2.00, minus the exercise price of the option. The $2.00 fair market value assigned to the Common Stock is derived from the valuation used in the Homegrown Natural Foods, Inc. financing, dated December 2, 1999.

(2) Mr. Martin served as Annie's Chief Executive Officer until July 1999. The Board of Directors appointed Mr. Nardone Annie's Chief Executive Officer on December 2, 1999.


BONUS POOL PROGRAM

     On July 7, 1999, the Board of Directors adopted Annie's Bonus Pool Program. In connection with the adoption of the Bonus Pool Program, Annie's reduced the base salary of Paul B. Nardone, Annie's President and Chief Executive Officer, and Mr. Raiff, Annie's Chief Financial Officer, Treasurer, and Secretary. Mr. Nardone's annual base salary was reduced from $120,000 to $96,000. Mr. Raiff's annual base salary was reduced from $108,000 to $86,400. The Bonus Pool Program provides employees designated to participate with an opportunity to receive cash bonus awards upon the achievement of certain financial targets. The financial targets are tied directly to Annie's earnings before interest and taxes ("EBIT"). Annie's Executive Committee determines eligibility for participation in the Bonus Pool Program and administers the Program. Ann E. Withey, Annie's co-founder and Inspirational President, is not participating in the Bonus Pool Program. Mr. Nardone and Mr. Raiff currently participate in the bonus pool program in addition to the other employees of Annie's. In August 2000, Mr. Martin's base salary was increased to $125,000 per annum.

     The Bonus Pool Program currently provides:

                                                    % OF ANNIE'S        BONUS TO EACH PLAN
                    FY 2001 EBIT ACHIEVED (1)      TARGET ACHIEVED       BENEFICIARY(2)(3)
                    -------------------------      ---------------       -----------------
     Level 1        $540,000(4) to $569,999             90%-94%                5%

     Level 2           $570,000 to $599,999             95%-99%               10%

     Level 3           $600,000 to $629,999            100%-104%              15%

     Level 4           $630,000 to $659,999            105%-109%            17.5%

     Level 5           $660,000 to $689,999            110%-114%              20%

     Level 6           $690,000 to $719,999            115%-119%            22.5%

     Level 7           $720,000 to $749,999            120%-124%              25%

     Level 8           $750,000 to $779,999            125%-129%            27.5%

     Level 9           $780,000 to $809,999            130%-134%              30%

     Level 10          $810,000 to $839,999            135%-139%              35%

     Level 11          $840,000 to $869,999            140%-144%              40%

     Level 12          $870,000 to $899,999            145%-149%              45%

     Level 13          $900,000 to $929,999            150%+                  50%
---------------

(1) The FY 2001 EBIT target is $600,000. EBIT will be determined in accordance with Generally Accepted Accounting Principles, consistently applied, with certain adjustments for slotting fees and compensation charges in connection with incentive programs.
(2) The participants in the Bonus Pool will be Mr. Paul B. Nardone, President and Chief Executive Officer; Mr. Neil Raiff, Chief Financial Officer and Treasurer; and such other employees as determined by Annie's Executive Committee.
(3) Bonus to be granted under the Bonus Plan as a percentage of each eligible beneficiary's annual salary.
(4) No bonus will be paid in the event that Annie's adjusted EBIT for fiscal year 2001 is less than $540,000.


1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     In July 1999, Annie's adopted a 1999 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"). The purpose of the Non-Employee Directors' Plan is to compensate directors while simultaneously creating an incentive to such directors to maximize stockholder value. The following is a general summary of the plan, which is qualified in its entirety by reference to the Non-Employee Directors' Plan.

     The Non-Employee Directors' Plan provides for an annual non-discretionary grant of stock options to each director who is not also an employee (collectively, the "Non-Employee Directors"). This annual grant is in lieu of all other compensation for service as a member of Annie's Board of Directors (although Non-Employee Directors may still receive reimbursement for their expenses in attending meetings). A total of 100,000 shares of Common Stock is reserved for issuance under the Non-Employee Directors' Plan.

     Each Non-Employee Director will receive an annual option grant to purchase 7,500 shares of Annie's Common Stock on the anniversary of his or her election or appointment to the Board of Directors for service on the Board of Directors for the ensuing year and 2,500 shares for each committee on which the Non-Employee Director serves, both with an exercise price equal to the fair market value of the underlying Common Stock on the date the option is granted. The exercise price will be 110% of the fair market value of the subject Common Stock for any person who owns stock possessing more than 10% of the total combined voting power or value of Annie's equity. Options will remain exercisable for five years from the date granted.

1999 OMNIBUS STOCK OPTION PLAN

     In July 1999, Annie's adopted a 1999 Omnibus Stock Option Plan (the "1999 Plan"). The purpose of the 1999 Plan is to encourage ownership of Common Stock of Annie's by officers, key employees, directors, consultants and other persons not employed by Annie's. Pursuant to the 1999 Plan, Annie's may grant incentive stock options and non-qualified stock options to Annie's employees, officers, directors and consultants. A total of 475,000 shares of Common Stock were reserved for issuance under the 1999 Plan. The Board of Directors will oversee and administer the 1999 Plan, will have authority to select recipients eligible to receive option grants, and will grant options under the 1999 Plan's terms.

     The Board of Directors has the discretion to determine the exercise period and vesting terms, if any, for each option grant, but the exercise period will not be more than ten years after the date the option is granted. If the option recipient terminates his or her service with Annie's for any reason other than death or disability, the recipient must exercise the option within the earlier of the expiration date of such option or within 30 days of his or her termination of services. In the event of an option recipient's death or disability, any option held by that recipient which was exercisable on the date of his or her death may be exercised by the legal representative of the recipient's estate for up to one year after his or her death or until the stated expiration date of the option, which ever period is shorter. Any option not exercisable on the date of the recipient's death is forfeited. In the event of an option recipient is "Terminated for Cause", as defined under the 1999 Plan (E.G., for violations of Annie's personnel policies), the terminated recipient's options will immediately be forfeited.

     In the event of a Change of Control, as defined in the 1999 Plan, unless otherwise proscribed in the stock option grant, one-half of the unvested portions of each grant under the 1999 Plan will become fully exercisable immediately prior to such event.

     The Board of Directors may amend, discontinue or terminate the 1999 Plan at any time. The 1999 Plan will automatically terminate on the tenth anniversary of its effective date.

     On July 7, 1999 and August 26, 1999, pursuant to the 1999 Plan, the Board of Directors approved the issuance of incentive stock options to purchase an aggregate of 374,062 shares to four employees with an exercise price equal to the fair market value of the Common Stock on the date of grant, subject to accelerated vesting upon achievement of certain performance milestones. In January 2000, the Board of Directors approved the issuance of nonqualified stock options for 50,000 shares to a consultant, vesting over a two-year period.

1996 STOCK PLAN

     On October 28, 1996, Annie's adopted the 1996 Stock Plan (the "1996 Plan"). The purpose of the 1996 Plan is to encourage ownership of Common Stock of Annie's by officers, key employees, directors, consultants and other persons not employed by Annie's. Pursuant to the 1996 Plan, Annie's may grant incentive stock options and non-qualified stock options to Annie's employees, officers, directors and consultants. A total of 200,000 shares of Common Stock was reserved for issuance under the 1996 Plan. The Board of Directors is authorized to determine the employees, officers, directors and consultants to whom options are granted and the number of shares for each option. The Board of Directors also interprets the 1996 Plan and the options granted thereunder and is authorized to adopt, amend or rescind the rules and regulations and make all other determinations necessary or advisable for the administration of the 1996 Plan. Four options to purchase an aggregate of 164,734 shares have been issued under the 1996 Plan. The Board may amend the 1996 Plan at any time, although certain amendments would require stockholder approval.

     The Board of Directors has the discretion to determine the extent to which an option may be exercised in part and the extent to which any part may or may not be exercised prior to expiration of specified periods of time after the grant. However, no option will be exercisable to any extent after the expiration of ten years (five years in the case of an incentive stock option granted to a greater than 10% stockholder). If the option recipient terminates his or her service with Annie's for any reason other than death or disability, the recipient must exercise the option within the earlier of the expiration date of such option or within 90 days of his or her termination of services. In the event of an option recipient's death or disability, incentive stock options will terminate at the earlier of such date of expiration or within 180 days and 90 days, respectively, following such event. The exercise price of incentive stock options granted under the 1996 Plan must be at least equal to the fair market value of the Common Stock of Annie's on the date of grant. The exercise price of incentive stock options granted to an option recipient who is a 10% or greater stockholder of Annie's must equal at least 110% of the fair market value of the Common Stock on the date of grant.

1990 INCENTIVE STOCK OPTION PLAN

     In January 1990, Annie's adopted an incentive stock option plan (the "1990 Plan"). The purpose of the 1990 Plan is to encourage ownership of Common Stock of Annie's by officers, key employees, directors, consultants and other persons not employed by Annie's. Pursuant to the 1990 Plan, Annie's may grant incentive stock options and non-qualified stock options to Annie's employees, officers, directors and consultants. The Board of Directors is authorized to determine the employees, officers, directors and consultants to whom options are granted and the number of shares for each option. The Board also interprets the 1990 Plan and the options granted thereunder and is authorized to adopt, amend or rescind the rules and regulations and make all other determinations necessary or advisable for the administration of the 1990 Plan.

     The Board has the discretion to determine the extent to which an option may be exercised in part and the extent to which any part may or may not be exercised prior to expiration of specified periods of time after the grant. However, no option will be exercisable to any extent after the expiration of ten years (five years in the case of an incentive stock option granted to a greater-than 10% stockholder). If an option recipient terminates his or her services with Annie's, the recipient must exercise the option within the earlier of the expiration date of such option or within 30 days of termination of services for any reason other than death, retirement or disability. In the event of death or retirement, the incentive stock option will terminate at the earlier of such date of expiration or within 180 days and 90 days, respectively, following such event. The exercise price of incentive stock options granted under the 1990 Plan must be at least equal to the fair market value of the Common Stock of Annie's on the date of grant. The exercise price of incentive stock options granted to an option recipient who is a 10% or greater stockholder of Annie's must equal at least 110% of the fair market value of the Common Stock on the date of grant.

     The 1990 Plan terminated in January 2000.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NAPA VALLEY KITCHENS

     In June 2000, Annie's retained Napa Valley Kitchens to provide certain services such as order processing, invoicing, record management, sales coverage, broker management, promotion execution, management of sales and allowances. For the balance of the fiscal year ending March 31, 2001, Annie's will pay Napa Valley Kitchens approximately 2.0% of net adjusted sales that are processed through Napa Valley Kitchen. Napa Valley Kitchens is a subsidiary of Homegrown Holdings Corp., now known as Homegrown Natural Foods, Inc., which acquired control of Annie's pursuant to the terms of the Stock Collar Agreement that Ms. Withey and Mr. Martin entered into with Homegrown Natural Foods, Inc. and pursuant to a Stock Purchase Agreement dated December 2, 1999. Ms. Ambrose, a director of Annie's, is currently a director of Napa Valley Kitchens.

HOMEGROWN NATURAL FOODS, CORP.

     In conjunction with the Homegrown Natural Foods, Corp. transaction, on December 2, 1999, Mr. Martin and Ms. Withey entered into a Stock Collar Agreement with Homegrown Holdings Corp., now known as Homegrown Natural Foods, Inc., that provides Homegrown Natural Foods, Inc. with a stock collar on certain shares of Annie's Common Stock owned by Ms. Withey and all of the shares of Annie's Common Stock owned by Mr. Martin. Under the terms of the Stock Collar Agreement, Homegrown Natural Foods, Inc. was granted a call option to purchase 1,677,691 shares of Annie's Common Stock held by Mr. Martin and 900,000 shares of Annie's Common Stock held by Ms. Withey, each exercisable as quickly as those shares are released from the Irrevocable Stock Transfer Instructions, described above under the heading "Security Ownership" by Management and Principal Stockholders. In addition, Mr. Martin was granted a put option at $1.92 per share with regard to 1,677,691 shares of Annie's Common Stock held by him, exercisable fifteen days after Homegrown Natural Foods, Inc.'s call option is exercisable. Ms. Withey was granted a put option on the same terms with respect to 900,000 shares of Common Stock owned by her. The call and put options are exercisable quarterly over a five-year period following the closing of the Homegrown Natural Foods, Inc. transaction. Mr. Martin and Ms. Withey have provided Homegrown Natural Foods, Inc. with an Irrevocable Proxy to vote their shares subject to the Stock Collar Agreement.

LOANS TO OFFICER

     Mr. Martin, a director of Annie's, borrowed $75,000 from Annie's on June 30, 1995 pursuant to an unsecured demand note accruing interest at 11% per annum. As of June 30, 1999, the full principal balance of the loan was outstanding. Annie's called the demand note and Mr. Martin executed a secured promissory note, dated December 31, 1997, in the principal amount of $75,000 providing for interest payable quarterly at 6.02%, secured by 25,000 shares of Annie's Common Stock owned by Mr. Martin, which stock was deposited in an escrow account established for this purpose, together with stock powers in blank authorizing the resale of such shares under the applicable rules and regulations of the Securities and Exchange Commission, and restricting the resale of other shares of Annie's Common Stock owned by Mr. Martin under certain circumstances. The loan was rescheduled into an Omnibus Secured Promissory Note in accordance with Mr. Martin's separation agreement.

AMOUNTS DUE FROM OFFICER

     Annie's periodically paid certain of Mr. Martin's personal expenses, which were accounted for on Annie's books as "Due From Officer." The total amount of such advances outstanding on March 31, 1999 was $24,759. The loan was rescheduled into an Omnibus Secured Promissory Note in accordance with Mr. Martin's separation agreement.

STOCK OPTION LOANS

     Pursuant to Section 8 of Annie's 1990 Stock Option Plan, on December 21, 1998, Annie's made loans to Mr. Martin, Ms. Withey and to Ms. Churchill Luster in the amounts of $102,468.80, $71,978.10 and $43,236.11, respectively, to enable each of them to purchase shares of Common Stock upon exercise of certain options which previously were granted to them. In each case, the options were granted on December 30, 1993 for a term of five years with an exercise price of $1.005 per share. The terms of the Stock Purchase and Loan Agreements ("1998 Stock Loans") provide for annual interest at the rate of 4.51%, the mid-term Applicable Federal Rate in effect for December 1998. Interest is payable annually on December 30. The entire outstanding principal is due on December 30, 2003. The terms of the 1998 Stock Loans further provide for Annie's to pay all interest due on the foregoing loan on each borrower's behalf, plus one-fifth of the original principal amount of such loans, providing that each such borrower is still employed by Annie's on December 29 of each year during the life of the obligation. Payments of principal and interest are deemed compensation income to each borrower. The 1998 Stock Loans are secured by the Common Stock (the "1998 Stock Loan Pledged Shares") issuable upon exercise of the options. In the event that a borrower is terminated by Annie's for good cause, the 1998 Stock Loan Pledged Shares are subject to repurchase by Annie's at $1.005 per share. In the event that a borrower is terminated for other than good cause, such a borrower may obtain title to the 1998 Stock Loan Pledged Shares by payment of all outstanding principal and interest due on his or her stock loan, or may resell the 1998 Stock Loan Pledged Shares to Annie's at $1.005 per share.

     On October 1, 1997 and pursuant to Section 8 of the 1990 Option Plan, Annie's also made loans to Ms. Churchill Luster, Mr. Martin and Ms. Withey in the amounts of $49,735.20, $67,641.60 and $67,641.60, respectively, to enable each of them to purchase shares of Common Stock upon exercise of certain options which previously were granted to them (the "1997 Stock Loans"). In each case, the options were granted on October 1, 1992 for a term of five years with an exercise price of $0.80 per share. The terms of the 1997 Stock Loans provide for annual interest at the rate of 6.34%, the mid-term Applicable Federal Rate in effect for October 1997. Interest is payable annually on October 1. The entire outstanding principal is due on October 1, 2002. The terms of the 1997 Stock Loans further provide for Annie's to pay all interest due on the foregoing loan on each borrower's behalf, plus one-fifth of the original principal amount of such loans, providing that each such borrower is still employed by Annie's on September 30 of each year during the life of the obligation. Payments of principal and interest are deemed compensation income to each borrower. The 1997 Stock Loans are secured by the Common Stock (the "1997 Stock Loan Pledged Shares") issuable upon exercise of the options. In the event that a borrower is terminated by Annie's for good cause, the 1997 Stock Loan Pledged Shares are subject to repurchase by Annie's at

$0.80 per share. In the event that a borrower is terminated other than for good cause, the borrower may obtain title to the 1997 Stock Loan Pledged Shares by payment of all outstanding principal and interest due on his or may her stock loan, or resell the 1997 Stock Loan Pledged Shares to Annie's at $0.80 per share.

     Pursuant to the terms of the 1998 Stock Loans and the 1997 Stock Loans, Mr. Martin's and Ms. Churchill Luster's stock loans became due and payable 45 days after the date of their respective terminations. That maturity date was extended to the closing date of the Homegrown Natural Foods, Inc.. financing. In conjunction with that financing, Mr. Martin and Ms. Churchill Luster each entered into Separation Agreements, dated December 2, 1999, with Annie's.

     Under the terms of Mr. Martin's Separation Agreement, he executed a five-year Omnibus Secured Promissory Note, pursuant to which he agreed to pay $274,630.18 to Annie's, with interest accruing on the principal balance at the rate of 9% per annum, and payable in 20 quarterly installments equal to 5% of the original principal amount of the debt, with the balance due and payable of the fifth anniversary of the date of the note. The note was secured by all of his interest in his Stock Collar Agreement with Homegrown Natural Foods, Inc. pursuant to a Security Agreement and Collateral Assignment, dated December 2, 1999. As part of the Separation Agreement, Annie's released its security interest on the shares of Common Stock owned by Mr. Martin that it held pursuant to the 1998 Stock Loan Agreement and the 1997 Stock Loan Agreement. The Omnibus Secured Promissory Note was given in satisfaction of his obligations to Annie's under the 1997 Stock Loan Agreement, 1998 Stock Loan Agreement, another promissory note and other certain personal advances and loans by Annie's to Mr. Martin. Also, as part of this transaction, Mr. Martin agreed to amend Annie's right to repurchase shares of Annie's stock acquired using proceeds from the 1998 Stock Loan Agreement and 1997 Stock Loan Agreement to change the purchase price for each stock to $2.00 per share.

     Under the terms of Ms. Churchill Luster's Separation Agreement, she agreed to execute a five year Omnibus Secured Promissory Note, pursuant to which she agreed to pay $87,793.93 to Annie's, with interest accruing on the principal balance at the rate of 9% per annum, and payable in 20 quarterly installments equal to 5% of the original principal amount of the debt, with the balance due and payable of the fifth anniversary of the date of the note. Ms. Churchill Luster's Omnibus Secured Promissory Note was secured by a Pledge Agreement with Annie's, which gave Annie's a security interest on shares of Annie's stock held by Ms. Churchill Luster. This Omnibus Secured Promissory Note was given in satisfaction of her obligations to Annie's under the 1997 Stock Loan Agreement and the 1998 Stock Loan Agreement. Also, as part of this transaction, Ms. Churchill Luster agreed to amend Annie's right to repurchase shares of the Annie's stock acquired using proceeds from the 1998 Stock Loan Agreement and 1997 Stock Loan Agreement to change the purchase price for such stock to $2.00 per share.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES AS DIRECTORS OF ANNIE'S.

                    PROPOSAL TO RATIFY SELECTION OF AUDITORS
                                 (PROXY ITEM 2)

     The Board of Directors has selected the firm of KPMG LLP, independent certified public accountants, to serve as auditors for the fiscal year ending March 31, 2001. KPMG LLP has served as Annie's auditors for the past five fiscal years. Representatives of KPMG LLP are not expected to be in attendance at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS ANNIE'S AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.


                              STOCKHOLDER PROPOSALS

     It is contemplated that the next Annual Meeting of Stockholders will be held on or about November 13, 2001. To be eligible for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting, proposals must be addressed to the Secretary of Annie's and must be received at Annie's principal executive offices not later than July 16, 2001. In order to avoid controversy as to the date on which a proposal was received by Annie's, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by Certified Mail, Return Receipt Requested.


                            EXPENSES AND SOLICITATION

     The costs of printing and mailing proxies will be borne by Annie's. In addition to soliciting stockholders by mail through its regular employees, Annie's may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of Annie's registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of Annie's may also be made of some stockholders following the original solicitation.


                                 OTHER BUSINESS

     The Board of Directors knows of no other items that are likely to be brought before the Meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.


                                           By Order of the Board of Directors


October 10, 2000                           Paul B. Nardone,
                                           President and Chief Executive Officer

                                 [COMPANY LOGO]

TO ANNIE'S STOCKHOLDERS:

ANNIE'S HOMEGROWN INC. IS YOUR COMPANY!

AS ANNIE'S STOCKHOLDERS, YOU HAVE AN OPPORTUNITY TO VOTE ON ISSUES THAT AFFECT YOUR COMPANY. PLEASE RETURN YOUR PROXY CARD IN THE ADDRESSED STAMPED ENVELOPE AS SOON AS POSSIBLE WITH YOUR VOTE OR FOLLOW THE SIMPLE INSTRUCTIONS FOR VOTING BY TELEPHONE OR INTERNET. THANK YOU FOR SHARING IN THE FUTURE OF ANNIE'S.


ZANN2B                              DETACH HERE






                                      PROXY

                             ANNIE'S HOMEGROWN INC.

                                 395 Main Street
                         Wakefield, Massachusetts 01880

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                November 13, 2000

THIS PROXY IS SOLICITED ON BEHALF OF ANNIE'S HOMEGROWN INC.'S BOARD OF DIRECTORS

The undersigned hereby appoints Paul Nardone and Neil Raiff, and each of them singly, true and lawful agents and proxies for the undersigned, with full power of attorney and power of substitution, to represent the undersigned and vote all shares of capital stock of any class that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") of Annie's Homegrown Inc. (the "Company") to be held on Monday, November 13, 2000, at 10:00 a.m., at the offices of Kirkpatrick & Lockhart LLP, 75 State Street, Sixth Floor, Boston, Massachusetts 02109, or at any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated October 10, 2000, receipt of which is hereby acknowledged.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE

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VOTE BY TELEPHONE                           VOTE BY INTERNET
-----------------                           ----------------
It's fast, convenient, and immediate!       It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone        is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

======================================      ====================================
Follow these four easy steps:               Follow these four easy steps:

1. Read the accompanying Proxy              1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.        Statement/Prospectus and Proxy Card.

2. Call the toll-free number                2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).            http://www.eproxyvote.com/eqsah

3. Enter your 14-digit Voter Control        3. Enter your 14-digit Voter Control
   Number located on your Proxy Card           Number located on your Proxy Card
   above your name.                            above your name.

4. Follow the recorded instructions.        4. Follow the instructions provided.
======================================      ====================================

YOUR VOTE IS IMPORTANT!                     YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                Go to http://www.eproxyvote.com/eqsah anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



ZANN2A                             DETACH HERE



    Please mark
[X] votes as in
    this example.


1.  To elect a Board of Directors for the ensuing year.

    NOMINEES: (01) John Foraker, (02) Ann E. Withey, (03) Paul B. Nardone,
    (04) Ronald L. Cheney, (05) Ellen Ambrose, (06) Richard Lemon,
    (07) Michael Moone

    FOR                           WITHHELD
    ALL                           FROM ALL
    NOMINEES [ ]                  NOMINEES [ ]

    [ ] ______________________________________
        For all nominees except as noted above



2. To ratify the selection of the firm of KPMG LLP as independent public accountants of the Company for the fiscal year ending March 31, 2001.

    FOR        AGAINST        ABSTAIN
    [ ]          [ ]            [ ]




MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]


IMPORTANT: Please date this Proxy and sign exactly as your name(s) appear(s) hereon. If stock is held jointly, each owner should sign. If signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such.


Signature:_______________  Date:_______  Signature:_______________  Date:_______